UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2023

HELMERICH & PAYNE, INC.
(Exact name of registrant as specified in its charter)

DE	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400
Tulsa, OK 74119
(Address of principal executive offices and zip code)
(918) 742-5531
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	HP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;
CHANGE IN FISCAL YEAR

On March 1, 2023, the Board of Directors (the “Board”) of Helmerich & Payne, Inc. (the “Company”) approved and adopted the Company’s Amended and Restated By-Laws (as amended and restated, the “By-Laws”), which became effective the same day. Among other things, the amendments: (a) eliminate the requirement to have a stockholder list available for inspection at the stockholder meeting; (b) update the procedural mechanics with respect to adjourned meetings of stockholders; (c) enhance the procedural mechanics and disclosure requirements relating to business proposals submitted and director nominations made by stockholders, including by requiring: (i) certain additional background information regarding the proposing stockholders, proposed nominees or business and other persons related to such matter, (ii) a representation as to whether such stockholder will engage in a solicitation with respect to such nomination or proposal, whether such solicitation will be conducted as an exempt solicitation, the name of each participant in such solicitation, the amount of the cost of solicitation that has been and will be borne by each participant in such solicitation and, in the case of nominations, confirming that such stockholder intends to deliver, in the same manner required of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a proxy statement or form of proxy to holders of shares representing at least 67% of the voting power of the Company’s outstanding stock entitled to vote generally in the election of directors, or in the case of other business, whether such stockholder intends to deliver, in the same manner required of the Company under the Exchange Act, a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding stock required to approve or adopt such proposal, and (iii) a representation that, immediately after soliciting the required percentage of stockholders described above, the stockholder submitting such matter will provide the Company with documents specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of the required percentage of the Company’s stock entitled to vote generally in the election of directors; (d) require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white; (e) opt out of Section 116 of the General Corporation Law of the State of Delaware (the “DGCL”) by requiring that certain notices and other information or documents provided by stockholders to the Company pursuant to the By-Laws must be delivered in writing; (f) allow the Board and committees of the Board to conduct business in the event of an emergency as permitted under the DGCL; (g) update and clarify the mechanics as to certain officer delegations and authorities, the Board’s ability to maintain officer vacancies, and similar matters relating to the Company’s officers; (h) provide for procedures relating to the execution of corporate contracts and instruments and the use of electronic signatures; (i) provide for procedures relating to the Board’s reliance on books, reports, and records of the Company; (j) clarify that that the fiscal year of the Company shall end on the last day of September or shall extend for such other twelve consecutive months as the Board may designate; (k) provide that the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America; and (l) clarify the procedures for amending the By-Laws. The By-Laws also incorporate various other updates and technical, clarifying and conforming changes.

The foregoing summary of the amendments to the Company’s By-Laws is qualified in all respects by reference to the text of the By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit Number	Description
3.1	Amended and Restated By-Laws of Helmerich & Payne, Inc.
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

By:	/s/ William H. Gault
Name:	William H. Gault
Title:	Corporate Secretary Date: March 3, 2023